Exhibit 99.1

AAON REPORTS FIRST QUARTER SALES AND EARNINGS

TULSA, Okla, May 2, 2019 - AAON, Inc. (NASDAQ-AAON) today announced its operating results for the first quarter and three months ended March 31, 2019.

In the quarter ended March 31, 2019, net sales were $113.8 million, up 14.9% from $99.1 million in 2018. Net income was $10.9 million, an increase of 155.9% from $4.3 million in the same period a year ago. Earnings per diluted share for the three months ended March 31, 2019 were $0.21, an increase of 162.5% from $0.08 in 2018, based upon 52.4 million and 52.9 million shares outstanding at March 31, 2019 and 2018, respectively.

Our backlog at March 31, 2019, increased 9.7% to $166.6 million, from $151.8 million at December 31, 2018, and increased 125% from $74.1 million at March 31, 2018.

Gross profit increased 67.6% to $25.8 million (22.7% of sales) versus $15.4 million (15.5% of sales). Norman H. Asbjornson, CEO, said, "While we witnessed increases in both labor and raw material costs, the price increases implemented during the second half of 2018, as well as increased productivity and higher sales helped partially offset these costs and had a positive impact on our gross margins in the first quarter. We expect our gross margins will continue to recover as our production increases and we work through the lower-priced portion of our backlog."

For the three months ended March 31, 2019, selling, general and administrative expenses increased 7.7% to $11.0 million (9.7% of sales) compared to $10.2 million (10.3% of sales) for the same period a year ago, positively impacted by moderating warranty costs, which we believe have stabilized.

Mr. Asbjornson continued, "Strong sales supported by an increasing backlog coupled with improving margins, secure financial condition (current ratio of 3.3:1, including cash totaling $7.1 million) and debt free balance sheet provide a solid foundation for future growth."

Gary Fields, President, stated, "We continue to gradually strengthen our manufacturing personnel and are beginning to witness increases in our production capacity as a result of our improved employee training and on-boarding initiatives. We are also improving our sheet metal manufacturing operations and we anticipate these enhancements will enable us to optimize our sheet metal manufacturing capacity before the end of the year."

Mr. Fields concluded, "As we continue to work through our lower-priced backlog and also improve productivity, we believe the Company is well positioned to capitalize on what we anticipate to be a sustainable growth opportunity as we enter our peak season."

The Company will host a conference call today at 4:15 P.M. Eastern Time to discuss the first quarter results. To participate, call 1-888-241-0551 (code 5189007); or, for rebroadcast, call 1-855-859-2056 (code 5189007).

About AAON
AAON, Inc. is engaged in the engineering, manufacturing, marketing and sale of air conditioning and heating equipment consisting of standard, semi-custom and custom rooftop units, chillers, packaged outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, geothermal/water-source heat pumps, coils and controls. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products to perform beyond all expectations and demonstrate the value of AAON to our customers. For more information, please visit www.AAON.com.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

Contact Information
Jerry R. Levine
Phone: (561) 482-4046 or (914) 244-0292
Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended March 31,
	2019	2018
	(in thousands, except share and per share data)
Net sales	$113,822	$99,082
Cost of sales	88,029	83,692
Gross profit	25,793	15,390
Selling, general and administrative expenses	11,001	10,219
Loss (gain) on disposal of assets	284	(7)
Income from operations	14,508	5,178
Interest income, net	9	68
Other expense, net	(26)	(6)
Income before taxes	14,491	5,240
Income tax provision	3,589	980
Net income	$10,902	$4,260
Earnings per share:
Basic	$0.21	$0.08
Diluted	$0.21	$0.08
Weighted average shares outstanding:
Basic	51,992,150	52,433,902
Diluted	52,369,660	52,910,223

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	March 31, 2019	December 31, 2018
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$7,143	$1,994
Accounts receivable, net	58,688	54,078
Income tax receivable	4,756	6,104
Note receivable	27	27
Inventories, net	74,577	77,612
Prepaid expenses and other	1,607	1,046
Total current assets	146,798	140,861
Property, plant and equipment:
Land	3,114	3,114
Buildings	98,394	97,393
Machinery and equipment	215,928	212,779
Furniture and fixtures	17,079	16,597
Total property, plant and equipment	334,515	329,883
Less: Accumulated depreciation	167,863	166,880
Property, plant and equipment, net	166,652	163,003
Intangible assets, net	447	506
Goodwill	3,229	3,229
Right of use assets	1,796	—
Note receivable	603	598
Total assets	$319,525	$308,197

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	5,947	10,616
Accrued liabilities	38,053	37,455
Total current liabilities	44,000	48,071
Deferred tax liabilities	12,713	10,826
Other long-term liabilities	3,442	1,801
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 100,000,000 shares authorized, 52,099,274 and 51,991,242 issued and outstanding at March 31, 2019 and December 31, 2018, respectively	208	208
Additional paid-in capital	969	—
Retained earnings	258,193	247,291
Total stockholders' equity	259,370	247,499
Total liabilities and stockholders' equity	$319,525	$308,197

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2019	2018
Operating Activities	(in thousands)
Net income	$10,902	$4,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,914	4,129
Amortization of bond premiums	—	5
Provision for losses on accounts receivable, net of adjustments	115	(11)
Provision for excess and obsolete inventories	357	101
Share-based compensation	2,030	1,724
Loss (gain) on disposition of assets	284	(7)
Foreign currency transaction gain	(16)	3
Interest income on note receivable	(6)	9
Deferred income taxes	1,887	420
Changes in assets and liabilities:
Accounts receivable	(4,725)	(2,897)
Income taxes	1,348	(5,673)
Inventories	2,678	3,447
Prepaid expenses and other	(561)	(712)
Accounts payable	(5,730)	9,833
Deferred revenue	25	37
Accrued liabilities and donations	411	(3,924)
Net cash provided by operating activities	14,913	10,744
Investing Activities
Capital expenditures	(8,772)	(8,451)
Cash paid in business combination	—	(6,000)
Proceeds from sale of property, plant and equipment	52	6
Investment in certificates of deposits	—	(4,320)
Maturities of certificates of deposits	—	1,200
Purchases of investments held to maturity	—	(7,495)
Maturities of investments	—	4,230
Proceeds from called investments	—	395
Principal payments from note receivable	17	14
Net cash used in investing activities	(8,703)	(20,421)
Financing Activities
Stock options exercised	4,010	1,340
Repurchase of stock	(4,483)	(4,379)
Employee taxes paid by withholding shares	(588)	(568)
Net cash used in financing activities	(1,061)	(3,607)
Net increase (decrease) in cash and cash equivalents	5,149	(13,284)
Cash and cash equivalents, beginning of period	1,994	21,457
Cash and cash equivalents, end of period	$7,143	$8,173

Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), an additional non-GAAP financial measure is provided and reconciled in the following table. The Company believes that this non-GAAP financial measure, when considered together with the GAAP financial measures, provides information that is useful to investors in understanding period-over-period operating results. The Company believes that this non-GAAP financial measure enhances the ability of investors to analyze the Company’s business trends and operating performance.
EBITDAX
EBITDAX (as defined below) is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund operations.
The Company defines EBITDAX as net income, plus (1) depreciation and amortization, (2) amortization of bond premiums, (3) share-based compensation, (4) interest (income) expense and (5) income tax expense. EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s EBITDAX measure provides additional information which may be used to better understand the Company’s operations. EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company's financial performance. EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements.
The following table provides a reconciliation of net income (GAAP) to EBITDAX (non-GAAP) for the periods indicated:

	Three Months Ended March 31,

	2019	2018
	(in thousands)
Net Income, a GAAP measure	$10,902	$4,260
Depreciation and amortization	5,914	4,129
Amortization of bond premiums	—	5
Share-based compensation	2,030	1,724
Interest income	(9)	(73)
Income tax expense	3,589	980
EBITDAX, a non-GAAP measure	$22,426	$11,025